Notice of Withdrawal of Tender
Regarding Shares in Carlyle AlpInvest Private Markets Fund
Tendered Pursuant to the Offer to Repurchase
Dated May 1, 2025

The Offer and withdrawal rights will expire on May 30, 2025, and this Notice of Withdrawal must be received by the Fund’s administrator, either by mail or fax, by 11:59 p.m.,

Eastern Time, on May 30, 2025, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Fax: (833) 967-4130
E-MAIL:AlpInvest.ai@dstsystems.com

Regular Mail

Carlyle AlpInvest

c/o SS&C GIDS, Inc.

P.O. Box 2193537

Kansas City, Missouri 64121-9537

Overnight Mail

Carlyle AlpInvest

c/o SS&C GIDS, Inc.

430 West 7th Street, Suite 219537

Kansas City, Missouri 64105-1407

FOR ADDITIONAL INFORMATION CALL:
(844) 417-4186

You are responsible for confirming that this Notice is received timely by SS&C GIDS, Inc., the Fund’s administrator and has received timely received your Notice of Withdrawal. To assure good delivery, please send this page to SS&C GIDS, Inc., and not to your financial advisor. The Fund strongly recommends that you confirm receipt of your Notice of Withdrawal with SS&C GIDS, Inc. by calling (844) 417-4186 Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m. (Eastern Time). If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Dear Shareholder:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:	Carlyle AlpInvest Private Markets Fund

Fund Account #:

Account Name/Registration:

Telephone Number:

SSN or Tax ID:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory	Date
(and Title if applicable)

Signature	Print Name of Authorized Signatory	Date
(and Title if applicable)